z INVESTOR PRESENTATION Data as of December 31, 2020 - Unless otherwise noted.

Forward-Looking Statements This presentation may contain forward-looking statements with respect to the Corporation’s financial condition, results of operations and business. Do not unduly rely on forward-looking statements. Forward-looking statements can be identified by the use of words such as "may," "should," "will," "could," "estimates," "predicts," "potential," "continue," "anticipates," "believes," "plans," "expects," "future," "intends," “projects,” the negative of these terms and other comparable terminology. These forward looking statements may include projections of, or guidance on, the Corporation’s future financial performance, expected levels of future expenses, including future credit losses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in the Corporation’s business or financial results. In addition, management’s 2021 Outlook contained herein is comprised of forward-looking statements. Forward-looking statements are neither historical facts, nor assurance of future performance. Instead, they are based on current beliefs, expectations and assumptions regarding the future of the Corporation’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Corporation’s control, and actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not unduly rely on any of these forward-looking statements. Any forward-looking statement is based only on information currently available and speaks only as of the date when made. The Corporation undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A discussion of certain risks and uncertainties affecting the Corporation, and some of the factors that could cause the Corporation’s actual results to differ materially from those described in the forward-looking statements, can be found in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 and other current and periodic reports, which have been or will be filed with the Securities and Exchange Commission and are or will be available in the Investor Relations section of the Corporation’s website (www.fult.com) and on the Securities and Exchange Commission’s website (www.sec.gov). The Corporation uses certain non-GAAP financial measures in this presentation. These non-GAAP financial measures are reconciled to the most comparable GAAP measures at the end of this presentation. 2

Why Fulton? Deep Executive Bench with Continuity Valuable Franchise in Attractive Markets Relationship Banking Strategy Focused on the Customer Experience Granular, Well-Diversified Loan Portfolio Attractive Core Deposit Profile  Solid Asset Quality and Reserves  Prudent Expense Management with Opportunities to Improve  Strong Capital Position  Strong and Diverse Liquidity Position 3

Deep Executive Bench With Continuity 4 (1) Includes years of service in public accounting and investment banking as a financial services industry specialist. (2) Includes years of service in public accounting as a financial services industry specialist. Name Position Years at Fulton Years in Financial Services Prior Experience Phil Wenger Chairman/CEO 41 41 Various roles since joining in 1979 Curt Myers President/COO 30 30 Various roles since joining in 1990 Mark McCollom (1) Chief Financial Officer 3 32 PwC, Banking and Investment Banking; Joined Fulton in November 2017 Meg Mueller Head of Commercial Banking 24 34 Various roles since joining in 1996 Angela Snyder Head of Consumer Banking 18 35 Various roles since joining in 2002 Angie Sargent Chief Information Officer 28 28 Various roles since joining in 1992 Betsy Chivinski (2) Chief Risk Officer 26 38 Various roles since joining in 1994

A Valuable Franchise

- ~200 financial centers throughout the Mid-Atlantic[1]
- Asset size of $25.9 billion
- 3,300+ team members [2]
- Market capitalization of ~ $2.1 billion [3]
- Opportunity to meaningfully grow our market share[4]
  - *~16.4% deposit market share across the 15 counties where we have a Top 5 deposit market share; Represents 57% of our total deposits*
  - *~0.7% deposit market share across the 32 counties where we do not have a Top 5 deposit market share; Represents 43% of our total deposits*



Lycoming
Columbia
Montour
Centre
Union
Snyder
Northumberland
Schuylkill
Northampton
Lehigh
Warren
Morris
Hunterdon
Somerset
Middlesex
Mercer
Monmouth
Dauphin
Lebanon
Berks
Bucks
Montgomery
Cumberland
Lancaster
Chester
Philadelphia
York
Burlington
Ocean
Camden
Gloucester
Salem
Atlantic
Cumberland
Washington
Frederick
Baltimore
Baltimore City
Cecil
New Castle
Howard
Montgomery
Anne Arundel
Prince Georges
Fairfax
Sussex
Albemarle
Henrico

(1) As of January 9, 2021. (2) Average full-time equivalent employees at December 31, 2020. (3) Shares outstanding and closing price as of December 31, 2020 (4) Data as of June 30, 2020 per S&P Global Market Intelligence ; Map includes Fulton Financial counties with a financial center and/or a loan production office ("LPO"), and incorporated cities in MD and VA with a financial center and/or LPO and removes online only bank deposits.

FULTON FINANCIAL CORPORATION

5

Strong Position In Attractive & Stable Markets

Metropolitan Statistical Area (MSA)	Fulton Financial Corporation Market Rank	Fulton Financial Corporation Total Active Branches 2020	Fulton Financial Corporation Total Deposits 2020 ($000)	Fulton Financial Corporation Total Deposit Market Share 2020	Market Total Active Branches 2020	Market Total Deposits 2020 ($000)	Market Median Household Income Current ($)	Projected Household Income Growth	Projected Market Population Growth
Lancaster, PA	1	23	4,021,550	28.52%	174	14,102,995	72,498	12.81%	1.72%
Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	15	55	3,933,138	0.97%	1,594	403,935,067	75,304	9.40%	0.95%
Allentown-Bethlehem-Easton, PA-NJ	4	20	1,770,982	8.79%	227	20,149,702	70,959	9.11%	1.14%
New York-Newark-Jersey City, NY-NJ-PA	103	24	1,600,007	0.05%	4,983	3,308,796,968	86,466	11.67%	0.18%
Baltimore-Columbia-Towson, MD	11	17	1,320,474	1.40%	652	94,439,541	87,338	9.81%	1.43%
York-Hanover, PA	3	11	1,173,150	12.98%	115	9,037,888	71,345	11.31%	1.29%
Harrisburg-Carlisle, PA	6	9	1,066,947	5.81%	168	18,357,850	69,945	8.66%	1.97%
Lebanon, PA	1	8	931,437	35.62%	37	2,615,168	66,546	9.86%	2.27%
Reading, PA	6	9	880,538	4.85%	109	18,139,375	69,121	10.04%	1.03%
Hagerstown-Martinsburg, MD-WV	2	8	569,122	12.20%	77	4,663,025	64,941	8.53%	2.81%
Top 10 Fulton Financial Corporation MSAs (1)		***184***	***17,267,345***	***0.44%***	***8,136***	***3,894,237,579***	***73,446***	***10.17%***	***0.59%***
Total Franchise		***223***	***19,978,600***	***0.43%***	***10,881***	***4,672,584,791***	***67,778***	***8.24%***	***1.27%***
Nationwide							***67,761***	***9.01%***	***2.91%***

__Note:__ Data as of June 30, 2020 per S&P Global Market Intelligence.

(1) Median HH Income, 2021 – 2026 Projected Population Change and Projected HH Income Change are weighted by deposits in each MSA.

6

FULTON FINANCIAL CORPORATION

Extending Footprint Into Fast Growing Urban Markets

Philadelphia, PA County Deposit Market Share – Top 20					
Total Deposit Rank 2020	Regulatory Industry	Parent Company Name	Total Active Branches 2020	Total Deposits 2020 ($000)	Total Deposit Market Share 2020 (%)
1	Bank	PNC Financial Services Group Inc.	36	13,920,766	21.26
2	Bank	Bank of America Corp.	18	13,790,671	21.06
3	Bank	Wells Fargo & Co.	38	13,003,250	19.86
4	Bank	Citizens Financial Group Inc.	44	7,676,134	11.72
5	Bank	Toronto-Dominion Bank	21	4,079,901	6.23
6	Bank	Banco Santander SA	20	3,837,095	5.86
7	Thrift	WSFS Financial Corp.	13	1,279,440	1.95
8	Bank	M&T Bank Corp.	6	1,268,193	1.94
9	Savings Bank	Firstrust Savings Bank	5	1,135,483	1.73
10	Bank	Truist Financial Corp.	9	1,047,524	1.60
11	Bank	Republic First Bancorp Inc.	7	883,448	1.35
12	Bank	Prudential Bancorp Inc.	8	669,973	1.02
13	Bank	Univest Financial Corp.	7	566,768	0.87
14	Bank	HSBC Holdings PLC	1	401,718	0.61
15	Bank	JPMorgan Chase & Co.	12	276,126	0.42
16	Bank	Bryn Mawr Bank Corp.	5	249,113	0.38
17	Bank	Asian Financial Corp.	2	192,046	0.29
18	Savings Bank	United Savings Bank	3	182,205	0.28
19	Bank	S&T Bancorp, Inc.	2	173,351	0.26
20	Bank	Hyperion Bank	1	142,402	0.22
		All Others	29	706,903	1.08
		Total - Philadelphia County	*287*	*65,482,510*	*100.00*

Commentary

- Philadelphia is a natural extension of our current footprint
  - Opened 3 financial centers in 2019
  - 1 financial center targeted to open in 4Q21 and 1 financial center targeted to open in 1Q22
- No bank of Fulton's size in Philadelphia
  - The top 5 banks have ~80% of the deposit market share
  - Presents a tremendous growth opportunity for Fulton
- Health Care, Technology and Professional Services are major economic forces, which are target business segments for Fulton
- The Philadelphia-Camden-Wilmington MSA is a large economic region with GDP of over $440bn, and is the 8th largest metropolitan area in the U.S[1]
- Baltimore is another targeted area for growth
  - Opened 1 financial center and 1 LPO in 2019; 1 financial center in 2020
  - 2 financial centers targeted to open in second half of 2021

Note: Deposit data as of June 30, 2020 per S&P Global Market Intelligence (excludes non-retail deposits and closed/proposed branches).

(1) 2018 advance statistics; source: U.S. Bureau of Economic Analysis.

7

FULTON FINANCIAL CORPORATION

Strategic Initiatives Support Our Relationship Banking Strategy

Purpose: We Change Lives for the Better

Strategic Filter

- SIMPLIFY ON THE INSIDE
- DIFFERENTIATE ON THE OUTSIDE
- EXECUTE WITH EXCELLENCE

GROWTH STRATEGIES

- Investing in talent for growth in targeted markets and businesses.
- Investing in digital capabilities to enable Fulton to incrementally acquire new relationships and cross-sell existing clients and leverage customer intelligence capabilities.
- Differentiating Fulton in serving all segments of communities through execution and expansion of Fulton Forward®.
- Implementing new branch formats/designs.



Our Culture - Fulton Experience
Consumer
Customer &
Community
Commercial
Fulton Forward®

OPERATIONAL EXCELLENCE

- Advancing business line structure and charter consolidation.
- Focus on consistency and effectiveness across all operations areas through enterprise process design, improvement and automation (workflow, RPA, AI).
- Developing an enterprise technology strategy including defining the future state platform and execution roadmap.

EFFECTIVE RISK MANAGEMENT AND COMPLIANCE

- Sustaining risk management, compliance and systems to ensure stakeholder expectations are met.
- Implementing technology enhancements to limit manual controls and enable on-going monitoring.

Outcomes

- GROWTH
- OPERATIONAL EXCELLENCE
- RISK & COMPLIANCE

TALENT STRATEGY & TECHNOLOGY STRATEGY

8

FULTON FINANCIAL CORPORATION

Fulton Has Made Significant Investments To Enhance Its Digital Capabilities 9 Purchase  Streamlines commercial underwriting process to condense timeline from application to close  Integrates with CRM platform to streamline processes and keep customers more informed  Best-in-class online platform for customers to track, manage, and grow their business  Integrates easily with other platforms such as QuickBooks® New Website 2019 Commercial Loan Origination System 2017 Commercial Online Banking Platform  Cloud-based loan origination system with a network of integrated partners  Provides an enhanced customer experience with the right blend of human interaction and mobile technology 2020 Mortgage Loan Origination System

Optimizing Our Financial Center Network 10 Optimizing our financial center network has:  Moved us towards multiple financial center types vs. a one-size-fits-all model  Given us greater ability to re-invest in people & digital transactions  Oriented the financial center as a primary touchpoint enabling higher- value activities geared towards advice and sales  Created greater focus on customer experience in the financial centers  Consolidated 65 financial centers and upgraded 56 financial centers to the new format since 2014 Note: Closed financial center information is net of new openings as of January 9, 2021.

Granular, Well-Diversified Loan Portfolio 11 $5.6 $6.2 $6.3 $6.5 $6.9 $4.2 $4.2 $4.3 $4.5 $5.5 $1.7 $1.6 $1.5 $1.4 $1.3 $1.5 $1.8 $2.0 $2.4 $2.9 $0.8 $0.9 $1.0 $0.9 $1.0 $0.4 $0.5 $0.6 $0.7 $0.7 3.95% 4.07% 4.38% 4.55% 3.63% 3.00% 3.50% 4.00% 4.50% 5.00% $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 $16.0 $18.0 $20.0 2016 2017 2018 2019 2020 Comm'l Mtg Comm'l Home Equity Res Mtg Construction Consumer/Other FTE loan yield (1) $15.8 A v e ra g e L o a n P o rt fo li o B a la n ce s T o ta l Lo a n P o rtfo lio Y ie ld (1) $14.1 $15.2 $16.4 $18.3 ($ IN BILLIONS) Note: Loan portfolio composition is based on average balances for the years ended December 31, 2016 to 2020. (1) Presented on a fully-taxable equivalent (“FTE”) basis using a 21% and 35% federal tax rate and statutory interest expense disallowances in the 2018 through 2020 periods and the 2016 through 2017 periods, respectively .  Average Loans in 2020 are up 11.2% compared to YTD 2019  Excluding PPP loans, average loans in 2020 are up 3.5% compared to 2019  Yields have declined in 2020, partially offset by declines in deposit costs

Attractive Core Deposit Profile 12  Steady growth in core deposits  Average Deposits in 2020 are up 15.7% compared to YTD 2019  Deposit costs actively managed lower $2.8 $2.7 $2.7 $2.9 $2.5 $4.2 $4.4 $4.3 $4.2 $5.7 $3.6 $3.8 $4.0 $4.4 $5.3 $2.7 $3.0 $3.0 $3.5 $3.9 $1.4 $1.4 $1.5 $1.5 $1.7 $- $- $0.1 $ 0.31% 0.37% 0.55% 0.79% 0.36% 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% 0.70% 0.80% $- $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 $16.0 $18.0 $20.0 2016 2017 2018 2019 2020 Time Non-Int DDA Int DDA Money Mkt Savings Brokered Deposits Costs (1) $15.8 A v e ra g e D e p o si t B a la n ce s D e p o sit C o sts (1) $14.6 $15.5 $16.8 $19.4 ($ IN BILLIONS) Note: Deposit composition is based on average balances for the years ended December 31, 2016 to 2020. Average brokered deposits were $49 million for 2017, $122 million for 2018, $245 million for 2019 and $311 million for 2020. Core Deposits equal total deposits less brokered and time deposits. (1) Deposit costs calculated by dividing interest expense on interest-bearing deposits by total average deposits.

13 Solid Asset Quality And Reserves Commentary Non-Performing Loans (NPLs) & Allowance/Loans ($ IN MILLIONS) N o n -P e rf o rm in g L o a n s $131.6 $134.8 $139.7 $141.2 $147.1 1.24% 1.17% 1.12% 0.97% 1.47% 0.50% 0.75% 1.00% 1.25% 1.50% 1.75% $0.0 $25.0 $50.0 $75.0 $100.0 $125.0 $150.0 2016 2017 2018 2019 2020 NPLs Al lowance/Loans  Growth in allowance for credit losses in 2020 reflects impact of COVID-19 and adoption of CECL(1)  Selected industries with heightened risk due to COVID-19 extensively reviewed  P&I deferrals and loans in forbearance continue to decline  We are mindful of where we are in the economic cycle, including considerations for COVID-19 and are continuing to assess and analyze the loan portfolio for signs of weakness or stress (1) Effective January 1, 2020, Fulton adopted Accounting Standards Update 2016-13, “Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments,” referred to as the current expected credit loss model (“CECL”). This accounting standard requires that credit losses for financial assets and off-balance-sheet ("OBS") credit exposures be measured based on expected credit losses, rather than on incurred credit losses as in prior periods.

Prudent Expense Management With Opportunities To Realize Efficiencies 14 ~ $730 million ~ $610 million  Low rate environment and continued buildout of our compliance, risk and technology infrastructures were the primary drivers of the increase in the efficiency ratio in 2015  Positive operating leverage from 2016 through 2020 reduced the efficiency ratio o Consolidated 65 financial centers, net of new openings, since 2014(1)  Our efficiency ratio (FTE) was 65.7%(2) in 2020. Excluding $16.2 million related to cost savings initiatives, it was 63.8%.  In 2020, implemented cost savings initiatives focused on financial center optimization, efficient delivery systems, reallocation of management responsibilities, and streamlining of functions.  A portion of the savings to be reinvested to accelerate digital transformation 60.0% 62.0% 64.0% 66.0% 68.0% 70.0% 2014Y 2015Y 2016Y 2017Y 2018Y 2019Y 2020Y 2.00% 2.20% 2.40% 2.60% 2.80% 3.00% 2014Y 2015Y 2016Y 2017Y 2018Y 2019Y 2020Y Commentary Efficiency Ratio (FTE) Non-Interest Expenses / Average Assets (1) As of January 9, 2021. (2) Non-GAAP based financial measure. Please refer to the calculation and management’s reasons for using this measure on the slide titled “Non-GAAP Reconciliation” at the end of this presentation.

15 Strong Capital Position  Capital position remains strong  Dividend of $0.13 in each quarter of 2020, plus a special dividend of $0.04 declared in 4Q20.  Raised $375 million of tier-2 qualifying subordinated debt in Q1 2020  Raised $200 million in tier-1 qualifying non- cumulative perpetual preferred stock in Q4 2020  Internal stress analyses indicate sufficient capital currently  In February 2021, announced new $75 million share repurchase program 8.1% 10.3% 9.4% 14.5% $788 $361 $466 $801 2.00% 4.00% 6.00% 8.00% 10.00% 12.00% 14.00% 16.00% Tier 1 Leverage Tier 1 Risk Based CE Tier 1 Total Risk-Based Regulatory Minimums Excess(2) CAPITAL RATIOS(1)COMMENTARY 1) Preliminary regulatory capital ratios as of December 31, 2020. 2) Excesses shown are to regulatory minimums, including the 250 basis point capital conservation buffer, except for Tier 1 Leverage which is the well-capitalized minimum. Dollars are in millions.

CREDIT DISCLOSURES – ADDITIONAL DETAIL ON DEFERRALS AND SELECT INDUSTRIES (DATA AS OF DECEMBER 31, 2020; ALL INDUSTRY CLASSIFICATIONS BASED ON NAICS CODES)

Active COVID Deferrals(1) Continue to Decline 17 As of December 31, 2020 Commercial • At December 31, 2020, active deferrals declined to ~$200 million, or 2% of the commercial portfolio(2) • Majority of active deferrals are in the hospitality, entertainment, and fitness industries • Increased focus to obtain credit enhancements where appropriate to support the additional deferrals Consumer • At December 31, 2020, active deferrals declined to ~$130 million, or 3%, of the consumer portfolio(3) 1) Deferrals consist of deferrals of principal and interest payments or deferrals of principal payments. 2) Includes real estate - commercial mortgage, commercial and industrial and equipment lease financing. 3) Includes real estate - residential mortgage, real estate - home equity and consumer.

18 Selected Industries With Heightened Risk Due to COVID-19 Commercial Portfolio – Selected Industries (1) (1) Commercial Portfolio consists of Commercial and Industrial, Commercial Mortgage, and Construction loans to commercial borrowers. Note: "Pass," "Special Mention" and "Substandard or Lower" are the Corporation's internal risk rating categories. Please see Note 1 - Basis of Presentation in the Corporation's Form 10-Q for the quarter ended September 30, 2020 for a description of these categories.

19 Complete Hotel Portfolio Reviewed With Updated Risk Ratings As of December 31, 2020 • 60 hotel loans totaling $366 million or 2.6% of the portfolio. • Average loan size of $3.0 million. • Concentration in hotels that primarily rely on leisure segments in “drive-to” markets, which have been recovering faster than those dependent on air travel. • 74% of hotel loan portfolio consists of limited service hotels / extended stay hotels which typically have lower operating costs. • Most loans are backed by experienced hotel operators with positive global cash flow and liquidity. Majority of the loans include a personal guaranty from the principal(s).

20 Food Services/Restaurant Portfolio Reflects Diversity In Size, Type And Geography As of December 31, 2020 Food Services/Restaurants portfolio reflects diversity in size, type and geography • Portfolio size of $164 million. • Diversified and granular portfolio with average loan size of $250 thousand. • Geographically dispersed exposure, with most destinations now open, subject to government capacity limits.

21 Arts and Entertainment: Portfolio Risk Assessment Shows Reasonable Ability To Perform Given Current Environment As of December 31, 2020 The Arts/Entertainment portfolio risk assessment shows reasonable ability to perform given current environment • Portfolio of $307 million. • Diverse portfolio with average loan size of $1.1 million. • Largest sub-sector includes fitness centers. 80% of fitness portfolio comprised primarily of regional YMCA facilities across five-state footprint, which are open and operating as well as providing social and youth support activities during pandemic. • Performing Arts Promoters, Theater & Performing Arts and Spectator & Sports Teams portfolios reviewed and reflect reasonable ability to perform given current environment.

22 Healthcare: CCRC’s Show Solid Occupancy, Performance And Continue To Have Waiting Lists As of December 31, 2020 CCRC's show solid occupancy, performance and continue to have waiting lists • Portfolio of $1.1 billion. • Healthcare portfolio granular and diverse. • Largest exposure is Nursing and Continuing Care facilities, which are primarily non-profit, religious-affiliated facilities across five state footprint. Specific characteristics include: ◦ 90-95% Occupancy at most facilities. ◦ Lengthy waiting lists. ◦ Demographics reflect continued demand. ◦ Minimal non-pass exposure • General Medical and Surgical Hospital exposure is primarily to investment grade regional medical systems.

23 Retail Exposure Includes Significant Auto Dealership Portfolio That Has Rebounded Nicely As of December 31, 2020 Retail exposure includes significant auto dealership portfolio that has rebounded nicely • Portfolio of $768 million. • Approximately $514 million in Auto and Equipment Dealership exposure. Retail New and Used car sales are strong. • Remaining portfolio granular and diverse. Stores are open and operating. 5% (1) Other includes the following categories and corresponding percentages: Home Furnishings Stores (3%), Nonstore Retailers & Direct Sell (2%), Health and Personal Care Stores (2%), Clothing & Jewelry Stores (2%) and Sporting Goods & Hobby (1%).

24 Energy Portfolio Detail: No Direct Exposure To Upstream Or Midstream; Downstream Comprised Of Oil And Gasoline Retail Distribution As of December 31, 2020 • Upstream - Exploration and production sector. Includes searching for crude oil and natural gas fields, drilling of exploratory wells, and drilling and operating wells to bring crude oil and/or raw natural gas to the surface. • Midstream - Involves the transportation (by pipeline, rail, barge, oil tanker or truck), storage, and wholesale marketing of crude or refined petroleum products. • Downstream - Refers to the refining of petroleum crude oil and the processing and purifying of raw natural gas, as well as the marketing and distribution of products derived from crude oil and natural gas. The downstream sector touches consumers through products such as gasoline, kerosene, jet fuel, diesel oil, heating oil, fuel oils, lubricants, waxes, asphalt, natural gas, and liquefied petroleum gas (LPG) as well as hundreds of petrochemicals. Petrochemicals are broken out separately for this exercise.

RECENT FINANCIAL PERFORMANCE & HIGHLIGHTS

(1) ROA is return an average assets determined by dividing net income for the period indicated by average assets, annualized. (2) ROE is return on average shareholders’ equity determined by dividing net income for the period indicated by average shareholders’ equity, annualized. (3) Non-GAAP financial measure. Please refer to the calculation and management’s reasons for using this measure on the slide titled “Non-GAAP Reconciliation” at the end of this presentation. Income Statement Summary 26 Change From 4Q20 3Q20 4Q19 (dollars in thousands, except per-share data) Net Interest Income $ 161,591 $ 7,475 $ 2,321 Provision for Credit Losses 6,240 (840) (14,290) Non-Interest Income 55,574 (7,672) 293 Securities Gains — (2) — Non-Interest Expense 154,737 15,592 15,763 Income before Income Taxes 56,187 (14,951) 1,140 Income Taxes 5,362 (4,167) (1,896) Net Income 50,825 (10,785) 3,036 Preferred Stock Dividends (2,135) (2,135) (2,135) Net Income Available to Common Shareholders $ 48,690 $ (12,920) $ 901 Net income per share (diluted) $ 0.30 $ (0.08) $ 0.01 ROA (1) 0.79% (0.19)% (0.08)% ROE (2) 7.95% (2.38)% (0.15)% ROE (tangible) (3) 10.32% (3.18)% (0.20)% Efficiency ratio (3) 69.5% 7.2% 6.5%

Net Interest Income And Margin 27 NET INTEREST INCOME & NET INTEREST MARGIN(1) ~ $730 million ~ $610 million ($ IN MILLIONS) ($ IN BILLIONS) ($ IN BILLIONS) AVERAGE INTEREST-EARNING ASSETS & YIELDS AVERAGE LIABILITIES & RATES (1) Using a 21% federal tax rate and statutory interest expense disallowances.

Asset Quality 28 NON-PERFORMING LOANS (NPLS) & NPLS TO LOANS NET CHARGE-OFFS (NCOS) AND NCOS TO AVERAGE LOANS PROVISION FOR CREDIT LOSSES ALLOWANCE FOR CREDIT LOSSES (ALLOWANCE)(1) TO NPLS & LOANS ($ IN MILLIONS) (1) The allowance for credit losses (“ACL”) relates specifically to "Loans, net of unearned income" and does not include the ACL related to off-balance-sheet credit exposures. The company adopted ASU 2016-13 (CECL), effective January 1, 2020. (2) Non-GAAP financial measure. Please refer to the calculation and management's reasons for using this measure on the slide titled "Non-GAAP Reconciliation" at the end of this presentation.

29 Non-Interest Income(1) (1) Excludes investment securities gains. Three months ended December 31, 2020 (percent of total non-interest income) Non-interest income(1) decreased 12% from 3Q20 Decreases in:  Lower mortgage sale gains (volume and spreads)  Lower capital markets revenue (primarily commercial loan interest rate swaps) Partially offset by an increase in:  Brokerage income 4Q20 3Q20 Change (dollars in thousands)  Wealth Management $ 15,653 $ 14,943 $ 710  Mortgage Banking 9,311 16,801 (7,490)  Consumer Banking 10,798 10,423 375  Commercial Banking 16,809 18,311 (1,502)  Other 3,004 2,769 235 Total $ 55,574 $ 63,247 $ (7,673)

30 Non-interest Expense Three months ended December 31, 2020 (percent of total non-interest expense) 4Q20 3Q20 Change (dollars in thousands)  Salaries and Benefits $ 83,929 $ 79,227 $ 4,702  Occupancy 13,161 13,221 (60)  Data Processing and Software 11,951 12,285 (334)  Other Outside Services 8,334 7,617 717  Other 37,362 26,795 10,567 Total $ 154,737 $ 139,145 $ 15,592 Non-interest expense increased 11% from 3Q20 Driven by cost saving initiatives:  $5.8 million of lease termination charges and $4.8 million of fixed asset write- off related to 21 financial center closures  $4.8 million of severance related to impacted employees

31 Cost Savings Initiatives dollars in millions Actual $0.8(1) Actual $15.4(2) (1) Recognized in salaries and benefit expense (2) Recognized $4.8 million in salaries and benefit expense and $10.6 million in other expense Initiatives included the following outcomes: • Reallocation of management responsibilities and flattening of reporting structures • Closures of 21 financial centers • The renegotiation of certain vendor contracts $16.2 million of costs recognized in 2020, which included the following items: • Q3 2020 - $0.8 million in employee severance • Q4 2020 - $15.4 million in the following categories: ◦ $4.8 million in employee severance ◦ $4.8 million in fixed assets write-off ◦ $5.8 million in lease termination charges

Paycheck Protection Program ("PPP") in 2020 - Waves 1 and 2

- 2Q 2020
  - 500 Fulton team members re-deployed to help support this effort
  - In April 2020, when the program launched:
    - ~$1.9 billion were originated
    - ~3% average fee earned

- 3Q & 4Q 2020
  - ~$2.0 billion in PPP loans at its peak in 3Q 2020
  - ~$1.6 billion in PPP loans as of 12/31/2020
  - ~20% were forgiven by 12/31/2020
  - $6.5 million in accelerated processing fee income due to loan forgiveness recognized in 4Q 2020

32

FULTON FINANCIAL CORPORATION

Customer activity through February 8, 2021 • Applications Received: 4,760 totaling $629 million(1) o First draw applications: 606 totaling $24 million o Second draw applications: 4,154 totaling $605 million o Total processing fees at application: $27 million o Pace of applications declining through week 3 • Loans Funded: 2,923 totaling $414 million o 1% coupon interest o $18 million in processing fees earned based on loans funded; accreted into net interest income over remaining lives of the loans, with possible acceleration at the time of forgiveness 33 PPP in 2021 - Wave 3 Activity Weekly application trend through Feb. 7, 2021 activity (1) PPP applications may not be approved for funding by the Small Business Administration for a variety of reasons, including failure to meet eligibility requirements and submission of multiple applications.

2021 Outlook 34 Net interest income (1): $620 - $640 million Provision for credit losses: $30 - $50 million Non-interest income: $210 - $220 million Non-interest expense: $550 - $570 million (1) Excludes impact of PPP Wave 3 funding, processing fees or 1% coupon interest

APPENDIX

Average Loan Portfolio And Yields

	4Q 2020		Change in Balance From		Change in Yield From	
	Balance	Yield	3Q 2020	4Q 2019	3Q 2020	4Q 2019
			(dollars in millions)			
Real estate - commercial mortgage	**$ 7,101**	**3.21%**	$ 114	$ 540	(0.06%)	(1.13%)
Commercial & industrial	**5,855**	**2.57%**	(129)	1,280	0.04%	(1.67%)
Real estate - residential mortgage	**3,088**	**3.65%**	113	482	(0.08%)	(0.35%)
Real estate - home equity	**1,212**	**3.91%**	(26)	(119)	0.04%	(1.06%)
Real estate - construction	**1,009**	**3.11%**	27	74	(0.73%)	(1.26%)
Consumer	**469**	**4.07%**	4	4	0.00%	(0.37%)
Equipment lease financing	**279**	**3.98%**	-	(2)	0.02%	(0.37%)
Other	**(19)**	**-**	10	(33)	- %	- %
Total Loans	**$18,994**	**3.45%**	**$ 113**	**$ 2,226**	**0.07%**	**(0.86%)**

Note: Presented on an FTE basis, using a 21% federal tax rate and statutory interest expense disallowances.
Average loan portfolio and yield are for the three months ended December 31, 2020, September 30, 2020 and December 31, 2019.

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FULTON FINANCIAL CORPORATION

Average Customer Funding And Rates

	4Q 2020		Change In			
			Balance From		Rate From	
	Balance	Rate	3Q 2020	4Q 2019	3Q 2020	4Q 2019
			(dollars in millions)			
Noninterest bearing demand	$ 6,477	- %	$ 206	$ 2,152	- %	- %
Interest-bearing demand	5,762	0.10%	171	1,063	(0.04%)	(0.61%)
Savings	5,905	0.13%	189	700	(0.03%)	(0.65%)
Brokered	340	0.53%	25	78	(0.03%)	(1.41%)
Time	2,307	1.39%	(188)	(652)	(0.19%)	(0.47%)
Total Deposits	20,791	0.23%	403	3,341	(0.06%)	(0.54%)
Cash Management	623	0.17%	10	245	(0.07%)	(0.62%)
Total Customer Funding	$ 21,414	0.23%	$ 413	$ 3,586	(0.05%)	(0.54%)

Average deposit portfolio and rate are for the three months ended December 31, 2020, September 30, 2020 and December 31, 2019.

37

FULTON FINANCIAL CORPORATION

Non-Interest Income[1]

	Q4 2020	Q3 2020	Q4 2019	$ Change from Q3 2020	$ Change from Q4 2019
			(in thousands)		
Wealth management	$ 15,653	$ 14,943	$ 14,419	710	1,234
Mortgage banking	9,311	16,801	5,076	(7,490)	4,235
Consumer banking:					
Card	5,123	5,002	4,991	121	132
Overdraft	3,376	3,015	4,750	361	(1,374)
Other consumer banking	2,298	2,406	2,688	(108)	(390)
Total consumer banking	10,798	10,423	12,429	375	(1,631)
Commercial banking:					
Merchant and card	5,953	6,237	5,841	(284)	112
Cash management	4,737	4,742	4,697	(5)	40
Capital markets	3,513	4,696	5,939	(1,183)	(2,426)
Other commercial banking	2,606	2,636	3,664	(30)	(1,058)
Total commercial banking	16,809	18,311	20,141	(1,502)	(3,332)
Other	3,004	2,769	3,216	235	(212)
Non-Interest Income before Investment Securities Gains	$ 55,574	$ 63,247	$ 55,281	(7,673)	293

38

(1) Excluding investment securities gains.

FULTON FINANCIAL CORPORATION

Non-Interest Expense 39 Q4 2020 Q3 2020 Q4 2019 Q3 2020 Q4 2019 Salaries and employee benefits 83,929$ 79,227$ 76,975$ 4,702$ 6,954$ Net occupancy 13,161 13,221 13,080 (60) 81 Data processing and software 11,951 12,285 11,468 (334) 483 Other outside services 8,334 7,617 8,215 717 119 Professional 2,424 2,879 2,873 (455) (449) Equipment 3,563 3,711 3,475 (148) 88 FDIC insurance 2,346 1,578 2,177 768 169 Marketing 1,098 1,147 1,503 (49) (405) Amortization of tax credit investments 1,532 1,694 1,505 (162) 27 Intangible amortization 132 132 142 - (10) 26,268 15,654 17,561 10,614 8,707 Total Non-Interest Expense 154,737$ 139,145$ 138,974$ 15,592$ 15,763$ Other (in thousands) $ Change from

Non-GAAP Reconciliation 40 Note: The Corporation has presented the following non-GAAP (Generally Accepted Accounting Principles) financial measures because it believes that these measures provide useful and comparative information to assess trends in the Corporation's results of operations and financial condition. Presentation of these non-GAAP financial measures is consistent with how the Corporation evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Corporation's industry. Investors should recognize that the Corporation's presentation of these non-GAAP financial measures might not be comparable to similarly-titled measures of other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and the Corporation strongly encourages a review of its condensed consolidated financial statements in their entirety. Dec 31 Sep 30 Dec 31 2019 2020 2020 Return on Average Shareholders' Equity (ROE) (Tangible) Net income ava i l able to common sharehol ders 47,789$ 61,607$ 48,690$ Pl us : Intangibl e amortization, net of tax 112 103 104 (Numerator) 47,901$ 61,710$ 48,794$ Average sharehol ders' equi ty 2,341,397$ 2,374,091$ 2,544,866$ Less : Average preferred s tock - - (127,639) Less : Average goodwi l l and i ntangi ble assets (534,190) (534,971) (535,474) Average tangi bl e sharehol ders' equi ty (denominator) 1,807,207$ 1,839,120$ 1,881,753$ Three Months Ended

Non-GAAP Reconciliation

	Years Ended							Three Months Ended		
	2014	2015	2016	2017	2018	2019	2020	Dec 31 2019	Sep 30 2020	Dec 31 2020
Efficiency ratio										
Non-interest expense	$ 459,246	$ 480,160	$ 489,519	$ 525,579	$ 546,104	$ 567,736	$ 579,440	$ 138,974	$ 139,147	$ 154,737
Less: Intangible Amortization	-	(247)	-	-	-	(1,427)	(529)	(142)	(132)	(132)
Less: Amortization of tax credit investments	(1,259)	-	-	(11,028)	(11,449)	(6,021)	(6,126)	(1,505)	(1,694)	(1,532)
Less: Loss on redemption of trust preferred securities	-	(5,626)	-	-	-	-	-	-	-	-
Less: Prepayment penalty on FHLB advances	-	-	-	-	-	(4,326)	(2,878)	-	-	-
Non-interest expense (numerator)	$ 457,987	$ 474,287	$ 489,519	$ 514,551	$ 534,655	$ 555,962	$ 569,907	$ 137,327	$ 137,321	$ 153,073
Net interest income (fully taxable-equivalent)	$ 532,322	$ 518,464	$ 541,271	$ 598,565	$ 642,577	$ 661,356	$ 641,510	$ 162,479	$ 157,106	$ 164,578
Plus: Total Non-interest income	167,379	181,839	190,178	207,974	195,525	216,160	229,388	55,281	63,248	55,574
Less: Investment securities gains	(2,041)	(9,066)	(2,550)	(9,071)	(37)	(4,733)	(3,053)	-	(2)	-
Net interest income (denominator)	$ 697,660	$ 691,237	$ 728,899	$ 797,468	$ 838,065	$ 872,783	$ 867,845	$ 217,760	$ 220,352	$ 220,152
Efficiency ratio	65.6%	68.6%	67.2%	64.5%	63.8%	63.7%	65.7%	63.1%	62.3%	69.5%

41

FULTON FINANCIAL CORPORATION

Non-GAAP Reconciliation 42 Jun 30 Sep 30 Dec 31 2020 2020 2020 Asset Quality, excluding PPP ACL - loans to adjusted total loans ACL - loans (numerator) 256,537$ 266,825$ 277,567$ Loans, net of unea rned income 18,704,722$ 19,028,621$ 18,900,820$ Less : PPP Loans (1,937,034) (1,960,165) (1,581,712) Tota l adjus ted loans (denominator) 16,767,688$ 17,068,456$ 17,319,108$ ACL - loa ns to adjusted total loans 1.53% 1.56% 1.60% Three Months Ended

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